UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2013

Kansas City Southern de Mexico, S.A. de C.V.

(Exact name of registrant as specified in its charter)

Mexico	333-08322	98-0519243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Montes Urales 625

Lomas de Chapultepec

11000 Mexico, D.F.

Mexico

(Address of principal executive office)(Zip Code)

+ (5255) 9178-5836

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 10, 2013, the ultimate parent of Kansas City Southern de Mexico, S.A. de C.V. (“KCSM”), Kansas City Southern, issued a press release announcing that KCSM has commenced (i) a cash tender offer for any and all of its outstanding 8% Senior Notes due 2018 and a consent solicitation to amend the related indenture to, among other things, eliminate substantially all of the restrictive covenants and certain events of default contained therein, (ii) a cash tender offer for any and all of its outstanding 6.625% Senior Notes due 2020 and a consent solicitation to amend the related indenture to, among other things, eliminate substantially all of the restrictive covenants and certain events of default contained therein, and (iii) a cash tender offer for part of its 6.125% Senior Notes due 2021. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

99.1	Press Release, dated April 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

KANSAS CITY SOUTHERN DE MÉXICO, S.A. DE C.V.

By:	/s/ Michael W. Cline
Name:	Michael W. Cline
Title:	Treasurer

Date: April 10, 2013

INDEX TO EXHIBITS

Number	Description

99.1	Press Release, dated April 10, 2013.